As filed with the Securities and Exchange Commission on May 11, 2009

Registration No. 333-144644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HAYES LEMMERZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	32-0072578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15300 Centennial Drive
Northville, Michigan 48168
(734) 737-5000
(Address and telephone number, including area code, of principal executive offices)

HAYES LEMMERZ INTERNATIONAL, INC. LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Patrick C. Cauley
Vice President, General Counsel & Secretary
Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48168
(734) 737-5000
(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Robert B. Pincus, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 (302) 651-3000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-144644) previously filed by Hayes Lemmerz International, Inc., a Delaware corporation (the “Registrant”), on July 17, 2007 (the “Registration Statement”). The Registration Statement registered 6,000,000 shares of common stock, par value $0.01 per share, issuable pursuant to the Registrant’s Long-Term Incentive Plan, together with an indeterminate number of shares of common stock that may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration that results in an increase in the number of the Registrant’s shares of outstanding common stock.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-144644) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, in the State of Michigan, on the 11th day of May, 2009.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer	May 11, 2009
Curtis J. Clawson	(Principal Executive Officer)

/s/ Mark A. Brebberman	Vice President and Chief Financial Officer	May 11, 2009
Mark A. Brebberman	(Principal Financial Officer)

/s/ David Jorgensen	Corporate Controller	May 11, 2009
David Jorgensen	(Principal Accounting Officer)

*	Director	May 11, 2009
William H. Cunningham

*	Director	May 11, 2009
Cynthia Feldmann

*	Director	May 11, 2009
George T. Haymaker

*	Director	May 11, 2009
Mohsen Sohi

*	Director	May 11, 2009
Henry D. G. Wallace
*	Director	May 11, 2009
Richard F. Wallman

*By: /s/ Patrick C. Cauley
Patrick C. Cauley
Attorney-in-Fact

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